EXHIBIT 1

Joint Filing Agreement

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows that such information is inaccurate.

Dated: November 12, 2014.

ORANGE CAPITAL, LLC

By:	/s/ Daniel Lewis
Name: Daniel Lewis
Title: Managing Member

ORANGE CAPITAL MASTER I, LTD.

By:	/s/ Russell Hoffman
Name: Russell Hoffman
Title: Director

OC OFFSHORE INVESTMENTS II, SPC- SEGREGATED PORTFOLIO A

By:	/s/ Russell Hoffman
Name: Russell Hoffman
Title: Director

OC OFFSHORE INVESTMENTS II, SPC- SEGREGATED PORTFOLIO B

By:	/s/ Russell Hoffman
Name: Russell Hoffman
Title: Director

/s/ Daniel Lewis
Daniel Lewis